UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report: September 29, 2004


                            Commission File # 0-17382


             ML-LEE ACQUISITION FUND (RETIREMENT ACCOUNTS) II, L.P.
      (Exact name of registrant as specified in its governing instruments)


                               Delaware 04-3028397
         (State or other jurisdiction (IRS Employer Identification No.)
                       of incorporation or organization)


                       4 World Financial Center-26th Floor
                            New York, New York 10080
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (800) 288-3694


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ITEM 5.  OTHER EVENTS

     ML-Lee Acquisition Fund (Retirement Accounts) II, L.P. (the "Fund") has resolved certain contingencies relating to its investment in Big V Supermarkets, Inc. and Big V Holding Corp. As previously reported, such contingencies are believed to be the Fund's last remaining contingencies. Therefore, the Fund is in the process of reserving cash to pay for its final expenses, including legal, tax and accounting matters. Once those amounts have been reserved, the Fund will make a final liquidating distribution of its remaining assets to its partners, will make its necessary final filings with the Securities and Exchange Commission and the State of Delaware and will terminate its legal existence. The Fund expects that such termination will occur before the end of the year, and the Fund will file final tax returns and deliver final Forms K-1 to its partners. As a result, neither the Fund nor the Managing General Partner will accept for processing any transfers of the Fund's units of limited partnership after the October 1, 2004 effective date.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the registrant in the capacity indicated on the 29th day of September, 2004.

              ML-LEE ACQUISITION FUND (RETIREMENT ACCOUNTS) II, L.P.
              By:  Mezzanine Investments II, L.P., its Managing General Partner
              By:  ML Mezzanine II Inc., its general partner

              By:_/s/ James V. Bruno
                 -------------------------------
                 James V. Bruno
                 Vice President